UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 22, 2022

LIVE CURRENT MEDIA INC.
(Exact name of registrant as specified in its charter)

Nevada	000-29929	88-0346310
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

10801 Thornmint Rd., Suite 200
 San Diego, California, United States 92127
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (604) 648-0500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

ITEM 2.01 COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Evasyst Inc.

On April 22, 2022, Live Current Media Inc. (the "Company") completed the acquisition of Evasyst Inc. ("Evasyst") pursuant to that Agreement and Plan of Merger dated January 20, 2022 (the "Merger Agreement") among the Company, the Company's wholly owned subsidiary formed for the purpose of completing the transactions set out in the Merger Agreement, Evasyst Acquisition Inc. ("LIVC Sub") and Evasyst.

Pursuant to the terms of the Merger Agreement, LIVC Sub merged with and into Evasyst, with Evasyst continuing as the surviving corporation as a wholly owned subsidiary of the Company (the "Merger").  Upon completion of the Merger, all of the outstanding shares of Evasyst's common stock were automatically converted into the right to receive an aggregate of 125,000,000 shares of the Company's common stock, and each share of LIVC Sub common stock outstanding was converted into one share of Evasyst common stock.  Upon completion of the Merger, Mark Ollila, Justin Weissberg, Leslie S. Klinger, Heidi Steiger and Annamaria Rapakko were appointed as directors.  Mr. Ollila was appointed as the Chief Executive Officer and Chairman, and Steve Smith was appointed as Chief Financial Officer of the Company, with Mr. Jeffs continuing to act as the President and Secretary, and as a director, of the Company.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 3.02 by reference.

In connection with the completion of the Merger, the Company will issue a total of 125,000,000 shares of its common stock to the former holders of all of the outstanding shares of Evasyst's common stock (the "Former Evasyst Stockholders") in reliance on the exemptions from the registration requirements of the United States Securities Act of 1933, as amended (the "Securities Act") provided by Rule 506 of Regulation D and Rule 903 of Regulation S, each as promulgated under the Securities Act.  Each of the Former Evasyst Stockholders provided representations and warranties to the Company that they were either an "accredited investor" as defined in Regulation D, or were not "U.S. persons" and were outside the United States, each as defined in Regulation S.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

The information set forth above in Item 2.01 of this Current Report on Form 8-K is incorporated into this Item 5.02 by reference.

Resignation of Directors and Executive Officers

Effective April 22, 2022, upon completion of the Merger and the acquisition of Evasyst, Amir Vahabzadeh and Joao (John) da Costa resigned as directors of the Company.  The resignations of Mr. Vahabzadeh and Mr. da Costa were contemplated under the provisions of the Merger Agreement, and were not the result of any disagreements with the Company on any matter relating to the Company's operations, policies or practices.

Effective April 22, 2022, upon completion of the Merger and the acquisition of Evasyst, David Jeffs resigned as Chief Executive Officer and Chief Financial Officer of the Company.  Mr. Jeffs continues to act for the Company as a director and as the President and Secretary of the Company.  The resignation of Mr. Jeffs was not the result of any disagreements with the Company on any matter relating to the Company's operations, policies or practices.

Appointment of Chief Executive Officer and Chief Financial Officer

Effective April 22, 2022, upon completion of the Merger and the acquisition of Evasyst, Mark Ollila was appointed as the Chief Executive Officer, and as a director and Chair of the Board, of the Company and Steve Smith was appointed as the Chief Financial Officer of the Company.

Mark Ollila, 53, Chief Executive Officer, director and Chair of the Board.  Prior to his appointment as CEO, and as a director and Chair of the Board, of the Company, Mr. Ollila had acted as CEO and a director of Evasyst since October 31st, 2018.  Before joining Evasyst as CEO, Mr. Ollila established a twenty-year legacy of accomplishments as a senior executive and board member throughout the computer gaming, nanotechnology, internet, software, media technology industries. Mr. Ollila was Chief of Staff and VP New Product Innovation at Verve Wireless Inc. from 2015 to 2017 where he was responsible for new product development.  At Nokia, over an 8 year period from 2006 to 2014, Mr. Ollila played an integral role in the development and rollout of Nokia's services and also its long-term technology roadmap and innovation portfolio for smart devices starting as Director of Games Strategy and Industry Marketing and attaining the role of Senior Director, Long Term Technology Roadmap and Innovation Portfolio. Mr. Ollila led Nokia's first-party publishing business (games), video & photo sharing business, achieving a global reach in the hundreds of millions. Mr. Ollila was also a core member of Nokia's deal team for Nokia's and Microsoft's strategic agreement in 2011. In addition, Mr. Ollila has held numerous board and advisory positions including, Imagine Intelligent Materials (Independent Director), Blind Squirrel Games (Independent Director), EvoNexus (Member of Selection Committee), Adverty (Advisory Board member), Pyze (Advisory Board member), Kadho (Advisory Board member), Kin Wellness (Independent Board Director from January 2016 - October 2017), advisory board of the Game Developers Conference (Mobile), board member of the EMEA Chapter of the Mobile Ecosystem Forum and Chairman of the Board of Physics Middleware provider Meqon Research AB (acquired by Ageia and now an integral part of the NVIDIA PhysX solution) and is a member of Southern California's start-up incubator EvoNexus's selection committee. Mr. Ollila has a PhD in Computer Science and an MBA from London Business School.

Mr. Ollila has committed to a full-time employment contract with the Company with a 2 year term and a base salary of $325,000 per annum with a bonus opportunity of 100% to 167% of his base salary subject to meeting certain milestones and subject to board approval.  Severance of 12 months salary shall be payable in the event Mr. Ollila chooses to resign with reason or is terminated without cause, with the exception that if Mr. Ollila's employment with the Company is terminated without cause in the first 12 months of his employment term, severance rises to 24 months salary.

Steve Smith, 35, Chief Financial Officer.  Mr. Smith is a serial entrepreneur, starting his first venture in college, an online poker site, and has founded other businesses in social gaming and clean-tech. His finance career began after college as a Financial Analyst at Wells Fargo and continued through his own startups where he developed a keen talent for structuring fundraises. Mr. Smith has worked with over 40 startups as an independent consultant, a Senior Advisor for Lance Capital LLC, and was a previous Advisor for Evasyst, and remains an Advisor for Guru Development Co.  Mr. Smith graduated from the University of Arizona, Eller Business College. He previously held positions as Senior Advisor for Lance Capital, LLC (March 2021 - present), Director of Finance for Scepter, Inc (March 2021-March 2022), and was CFO for Iteros, Inc (April 2016-Sept 2018).

Mr. Smith has committed to a full-time employment contract with the Company at will and with a base salary of $170,000 per annum and a bonus opportunity of 50% of his base salary subject to meeting certain milestones as determined by the board and subject to board approval.

Appointment of Directors

Effective April 22, 2022, upon completion of the Merger and the acquisition of Evasyst, in addition to Mr. Ollila, Justin Weissberg, Leslie Klinger, Heidi Steiger and Annamaria Rapakko were appointed as directors of the Company.  Mr. Ollila, Mr. Weissberg, Mr. Klinger, Ms. Steiger and Ms. Rapakko were appointed as directors of the Company pursuant to the Merger Agreement.

During the year ending December 31, 2022, the Company intends to compensate its independent directors at a rate of $22,500 per annum, and to grant to each of our independent directors stock options pursuant to the Company's stock option plan.

Related Transactions

As former shareholders of Evasyst, the following persons received the following shares of the Company's common stock upon completion of the Merger:

Name	Number of Shares
Mark Ollila	20,193,613
Steve Smith	50,267
Justin Weissberg	26,700,365
Heidi Steiger	3,150,174

Leslie S. Klinger and Heidi Steiger participated in the Company's private placement of Original Issue Discount Senior Unsecured Convertible Promissory Notes (the "Unsecured Notes") and common stock purchase warrants (the "Unsecured Note Warrants"), which completed March 28, 2022 (the "March Private Placement").  The Unsecured Notes are unsecured, mature 24 months after issuance, bear interest at a rate of 4% per annum and are convertible into shares of Common Stock at an initial conversion price of $0.34 per share, subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.  The Company may prepay the Unsecured Notes (i) at any time during the first 90 days following closing at the face value of the Unsecured Notes, (ii) at any time during the period from 91 to 180 days following closing at a premium of 110% of the face value of the Unsecured Notes, and (iii) thereafter at 120% of the face value of the Unsecured Notes. The Unsecured Notes contain a number of customary events of default.  The Unsecured Note Warrants are exercisable at an initial exercise price of $0.60 per share for a term ending on the 5 year anniversary of the date of issuance.  The exercise price of the Unsecured Note Warrants are subject to adjustment for certain stock splits, stock combinations and dilutive share issuances.  Leslie Klinger participated in the March Private Placement for gross proceeds of $25,000, receiving an Unsecured Note in the principal amount of $27,000 and Unsecured Note Warrants to purchase up to 59,558 shares of the Company's common stock.  Heidi Steiger participated in the March Private Placement for gross proceeds of $300,000, receiving an Unsecured Note in the principal amount of $324,000, and Unsecured Note Warrants to purchase up to 714,705 shares of the Company's common stock.

ITEM 7.01 REGULATION FD DISCLOSURE

On April 26, 2022, the Company issued a press release announcing the completion of the Merger and the acquisition of EVASYST pursuant to the Merger Agreement.

A copy of the press release is furnished as Exhibit 99.1 hereto and shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such a filing.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits

The following exhibits are provided with this Current Report:

Exhibit Number	Description of Exhibit
10.1	Agreement and Plan of Merger between Live Current Media, Inc., Evasyst Acquisition Inc. and Evasyst Inc. dated January 20, 2022.(1)
99.1	News Release dated April 26, 2022.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1)  Filed as an exhibit to the Company's Current Report on Form 8-K filed with the SEC on January 27, 2022.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIVE CURRENT MEDIA INC.

Date: April 27, 2022
	By:	/s/ Mark Ollila
Mark Ollila
Chief Executive Officer